Exhibit 4.12

Form 3000-3

(February 2002)	UNITED STATES

DEPARTMENT OF THE INTERIOR

BUREAU OF LAND MANAGEMENT

ASSIGNMENT OF RECORD TITLE INTEREST IN A

LEASE FOR OIL AND GAS OR GEOTHERMAL RESOURCES

Mineral Leasing Act of 1920 (30 U.S.C. 181 et seg)

Act for Acquired Lands of 1947 (30 U.S.C. 351-359)

Geothermal Steam Act of 1970 (30 U.S.C. 1001-1025)

Department of the Interior Appropriations Act. Fiscal Year 1981 (42 U.S.C 6508)

FORM APPROVED OMB NO. 1004-0034 Expires: October 31.2003
Lease Serial No. N. 74855
Lease Effective Date (Anniversary Date)
New Serial No.
Type or print plainly in ink and sign in ink.

PART A: ASSIGNMENT

Assignee* Ormat Nevada Inc.

Street

980 Greg St.

City, State, ZIP Code Sparks, NV 89431

*If more than one assignee, check here [  ] and list the name(s) and address(es) of all the additional assignees on the reverse of this form or on a separate attached sheet of paper.

This record title assignment is for: (Check one)

[  ] Oil and Gas Lease, or   [X] Geothermal Lease

Interest conveyed: (Check one or both, as appropriate)  [X] Record Title,      [  ] Overriding Royalty, payment out of production other similar interest or payments

2.  This assignment conveys the following interest:

Land Description	Percent of Interest			Percent of
Additional space on reverse, if needed. Do not submit documents or agreements other than this form; such documents or agreements shall only be referenced herein. a	Owned b	Conveyed c	Retained d	Overriding Royalty
Similar Interests
				Reserved e	Previously reserved or conveyed f
T33N, R40E, MDM, Nevada Sec. 04, lots 1-4, S2N2 933.50 Acres	100%	100%	0%

FOR BLM USE ONLY- DO NOT WRITE BELOW THIS LINE

UNITED STATES OF AMERICA

This assignment is approved solely for administrative purposes.  Approval does not warrant that either party to this assignment holds legal or equitable title to this lease.

[X] Assignment approved for above described lands.

[   ] Assignment approved for attached land description

Assignment approved effective       AUG 01 2003

[   ] Assignment approved for land description indicated on reverse of this form.

By                                   /s/                                   Acting Deputy State Director Minerals Management

         AUG 27 2003

(Authorized Officer)

(Title)

(Date)

(Continued on reverse)

Part A (Continued) ADDITIONAL SPACE for N.___ and addresses of additional assignees on item No. 1 needed or for  Land Description on Item No.2 as needed.

PART B - CERTIFICATION AND REQUEST FOR APPROVAL

1.

The Assignor certifies as owner if an interest in the above designated lease that he/she hereby assigns to the above assignee(s) the rights specified above.

2.

Assignee certifies as follows: (a) Assignee is a citizen of the United States; an association of such citizens; a municipality; or a corporation organized under the laws of the United States or of any State or territory thereof.  For the assignment of NPR-A leases, assignee is a citizen, national or resident alien of the United States or associations of such citizens, nationals, resident aliens or private, public or municipal corporations, (b)  Assignee is not considered a minor under the laws of the State in which the lands covered by this assignment are located;  (c)  Assignee’s chargeable interest, direct and indirect, in each public domain and acquired lands separately in the same State, do not exceed 246,080 acres in oil and gas leases (of which up to 200,000 acres may be in oil and gas options). Or 300 acres in leases in each leasing District in Alaska of which up to 200,000 acres may be in options, if this is an oil and gas lease issued in accordance with the Mineral leasing Act of 1920, or 51,200 acres in any one State if this is a geothermal lease; (d)  All parties holding an interest in the assignment are other wise compliance with the regulations (43 CFR Group 3100 or 3200) and the authorizing Acts; (e)  Assignee is in compliance with reclamation requirements for all Federal oil and gas lease holdings as required by sec. 17(g) of the Mineral Leasing Act; and (f) Assignee is not in violation of sec. 41 of the Mineral Leasing Act

3.

Assignee’s signature to this assignment constitutes acceptance of all applicable terms, conditions, stipulations and restrictions pertaining to the lease described herein.

For geothermal assignments, an overriding royalty may not be less than one-fourth (1/4) of one percent of the value of output, nor greater than 50 percent of the rate of royalty due to the United States when this assignment is added to all previously created overriding royalties (43 CFR 3241).

I certify that the statements made herein by me are true, complete, and correct to the best of my knowledge and belief and are made in good faith.

Executed this 31      day of July    20 03

Executed this 31st          day of July          20 03

Name of Assignor as shown on current lease Sierra Nevada Geothermal, Inc.

(Please type or print)

Ormat Nevada, Inc.

Assignor                         /s/ Todd Montgomery

Assignee                        /s/ Daniel Schochet

Or By:Todd Montgomery, CEO

(Signature)

or By: Daniel Schochet, VP      (Signature)

Attorney-in-fact

Attorney-in-fact

(Signature)

(Signature)

                                1222 Blue Lake Road

(Assignor’s Address)

                            Reno                NV

89523

(City)

(State)

(Zip Code)

Public reporting burden for this form is estimated to average 30 minutes per response including the time for reviewing instructions, gathering and maintaining data and completing and reviewing the form.  Direct comments regarding the burden estimate or any other aspect of this form to U.S Department of the Interior Bureau of Land Management (1004-0034).  Bureau Clearance Officers (WO-630) Mail Stop 401 IS 1849 C Street N W, Washington  DC 20240

Title 18 U.S.C. Sec 1001 makes it a crime for any person knowingly and willfully to make any Department or agency of the United States any false, fictitious or fraudulent statements or representations as to any matter within its jurisdiction.

RECEIVED NSO BLM 2003

JUL 31 PM 4:05

PART C- GENERAL INSTRUCTIONS

1.

Assignor/Assignee(s) Parts A1 and A2 and Part B. All parties to assignment must sign as follows: The assignor(s) must manually sign 3 original copies and the assignee(s) must manually sign at least 1 of the 3 original copies. File three (3) competed copies of this form in the proper BLM office for each assignment of record title. For a transfer of overriding royalty interest, payment out of production or other similar interest or payment, file one (1) manually signed copy of this form. The required filing fee (nonrefundable) must accompany the assignment. File assignment within ninety (90) days after date of execution of assignor.

2.

Separate form must be used for each lease being affected by this assignment and for each type of interest conveyed.

3.

In item No. 2 of Part A, describe lands affected (See 43 CFR 3106, 3135, or 3241). For column b, c, d, and e, enter the interest expressed as a percentage of total interest in the lease; e.g., if assignor assigns one quarter of a 20% interest, enter 20% in column b, 5% in column c, and 15% in column d.

4.

If assignment is to more than one assignee, enter each assignee's name across

5.

If any payment out of production or similar interests, arrangements or payments have previously been created out of the interest being assigned, or if any such payments or interests are reserved under this assignment; include a statement giving full details as to amount, method of payment, and other pertinent temp as provided trader 43 CFR 3106, 3135, or 3241.

6.

The lease account must be in good standing before this assignment can be approved as provided under 43 CFR 3106 and 3241.

7.

Assignment, if approved, takes effect on the first day of the month following the date of filing in the proper BLM office. If a bond is necessary, it must be furnished prior to approval of the assignment.

8.

Approval of assignment of record title to 100% of a portion of the leased lands creates separate leases of the retained and the assigned portions, but does not change the terms and conditions of the lease anniversary date for purposes of payment of annual rental.

9.

Overriding royalty, payment out of production or other similar types of transfers must be filed with BLM but will be accepted for record purposes only. No official approval will be given.

PAPERWORK REDUCTION ACT STATEMENT

1.

This information is being collected pursuant to the law.

2.

This information will be used to create and maintain a record of oil and gas/geothermal lease activity.

3.

Response to this request is required to obtain benefit.

BLM would like you to know that you do not have to respond to this or any other Federal agency sponsored information collection unless it displays a currently valid OMB control number.

NOTICE

The Privacy Act of 1974 and the regulation in 43 CFTC 2.48(d) provide that you be furnished the following information in connection with information required by this oil and gas/geothermal lease record title assignment application.

AUTHORITY: 30 U.S.C. 181 et seq.; 30 U.S.C. 1001-1025; 42 U.S.C. 6508

PRINCIPAL PURPOSE: The information is to be used to process record title assignments for oil and gas/geothermal resources losses.

ROUTINE USES:

(1)

The adjudication of the assignee's rights to the land or resources.

(2)

Documentation for public Information in support of notations made on land slants, records for the management, disposal, end use of public lands and resources

(3)

Transfer to appropriate Federal agencies when concurrence is required prior to granting a right in public lands or resources.

(4)(5) Information from the record and/or the record will be transferred to appropriate Federal, State, local or foreign agencies, when relevant to civil, criminal or regulatory investigations or prosecutions.

EFFECT OF NOT PROVIDING INFORMATION - If all requested Information is not provided, the assignment may not be approved. See regulations at 43 CFR Groups 3100 and 3200

RECEIVED NSO BLM 2003 JUL 31 PM 4:05